Exhibit 1.1

EXECUTION VERSION

Laboratory Corporation of America Holdings

$500,000,000 2.625% Senior Notes Due 2020

$500,000,000 3.200% Senior Notes Due 2022

$1,000,000,000 3.600% Senior Notes Due 2025

$900,000,000 4.700% Senior Notes Due 2045

Underwriting Agreement

New York, New York

January 21, 2015

To the Representatives named in

     Schedule I hereto of the several

     Underwriters named in

     Schedule II hereto

Ladies and Gentlemen:

Laboratory Corporation of America Holdings, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (“you” or the “Representatives”) are acting as representatives, the principal amount of its notes identified in Schedule I hereto (the “Notes”), to be issued under an indenture dated as of November 19, 2010 as supplemented by the Seventh Supplemental Indenture to be dated January 30, 2015, the Eighth Supplemental Indenture to be dated January 30, 2015, the Ninth Supplemental Indenture to be dated January 30, 2015 and the Tenth Supplemental Indenture to be dated January 30, 2015 (collectively, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee (the “Trustee”). To the extent there are no additional Underwriters named in Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the

Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

Net proceeds from the issuance of the Notes will be used to provide a portion of the funds to be used in the acquisition (the “Acquisition”) of 100% of the capital stock of Covance Inc. (“Covance”), a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated as of November 2, 2014, between the Company, Neon Merger Sub Inc. and Covance (the “Merger Agreement”).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Notes. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Notes, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Notes in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; except where the failure to be so qualified individually or in the aggregate would not have a material adverse effect on the financial condition, business affairs, properties or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i) All the outstanding shares of capital stock of each “significant subsidiary” as defined pursuant to Regulation S-X have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the significant subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j) There is no contract or other document required to be described in the Preliminary Prospectus and the Final Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required. The statements in the Preliminary Prospectus and the Final Prospectus under the headings “Description of the Notes” and “U.S. Federal Income Tax Considerations” as of the date hereof and in the Company’s Form 10-K for the year ended December 31, 2013 under the caption “Regulation and Reimbursement” in Item 1 and under the heading “Legal Proceedings” in Item 3 as of the date of the Company’s Form 10-K for the year ended December 31, 2013, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus, and (iii) such consents, approvals, authorizations, orders or filings that the failure to obtain would not individually or in the aggregate (x) have a Material Adverse Effect or (y) adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture or this Agreement, or would otherwise be material in the context of the sale of the Notes.

(n) Neither the issue and sale of the Notes nor the consummation of any of the other transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) hereof, any such breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries that would not (1) individually or in the aggregate have a Material Adverse Effect or (2) adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture or this Agreement, or would otherwise be material in the context of the sale of the Notes.

(o) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary – Summary Consolidated Financial Data” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein. To the knowledge of the Company, the historical financial statements of Covance and its subsidiaries and the related notes thereto included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of Covance and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The assumptions made in the preparation of the pro forma financial statements included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement comply in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that if determined adversely to the Company (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(q) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted with no exceptions that individually or in the aggregate would have a Material Adverse Effect.

(r) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(s) The Company and its subsidiaries possess adequate licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting.

(u) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, except as have been resolved or except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(w) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee, including any government-owned or controlled entity, or to any person acting in an official capacity for or on behalf of any of the foregoing; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the U.K. Bribery Act 2010 (the “Bribery Act”), or any other applicable anti-bribery or anti-corruption laws, or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping (in all material respects) including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is subject or the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any Sanctions.

(z) The subsidiaries listed on Annex A attached hereto include all of the significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(aa) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(bb) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted. In addition, except as set forth in the Disclosure Package (a) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property in any material respect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (b) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property in any material respect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others in any material respect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(cc) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(dd) The Indenture has been duly authorized; the Notes have been duly authorized; and assuming due authorization, execution and delivery of the Indenture and authentication of the Notes, in accordance with the Indenture, by the Trustee, when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date (as defined herein), the Indenture will have been duly executed and delivered, such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Disclosure Package and the Final Prospectus; and the Indenture and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ee) Except as disclosed in the Disclosure Package, (i) since the date of the latest audited financial statements included as part of or incorporated by reference in the Preliminary Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole; (ii) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries, taken as a whole, other than those entered into in the ordinary course of business or in connection with the offering of the Notes; (iii) there has been no material change in the capital stock of the Company or any of its subsidiaries, except for changes occurring in connection with the offering of the Notes or pursuant to the issuance or exercise of options pursuant to the Company’s stock option or other employment benefit plans described in the Disclosure Package or conversion of outstanding securities described in the Disclosure Package; and (iv) except as disclosed in or contemplated by the Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its wholly owned subsidiaries on any class of its capital stock.

(ff) The Company’s ratios of earnings to fixed charges set forth in each of the Preliminary Prospectus and the Final Prospectus under the captions “Summary-Summary Consolidated Financial Data”, “Ratio of Earnings to Fixed Charges”, and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Act.

(gg) Nothing has come to the Company’s attention that would cause it to believe that it is likely that the Acquisition will not be consummated substantially in accordance with the terms of the Merger Agreement.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Notes shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than seven Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) In the ordinary course of filing its periodic reports, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g) The Company will arrange, if necessary, for the qualification of the Notes for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the registration of the Notes under the Exchange Act; (vi) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification up to $5,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to $5,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as set forth in this section, Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and expenses of their counsel.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) (i) The Company shall have requested and caused Hogan Lovells US LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives in the form attached hereto as Exhibit A.

(ii) The Company shall have requested and caused Hogan Lovells US LLP, counsel for the Company, to have furnished to the Representatives their letter, dated the Closing Date and addressed to the Representatives, with respect to the content of the Disclosure Package and the Registration Statement in the form attached hereto as Exhibit B.

(iii) The Company shall have requested and caused F. Samuel Eberts III, Chief Legal Officer for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in the form attached hereto as Exhibit C.

(c) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer of the Company or any Executive Vice President or Senior Vice President, and the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Notes, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements relating to the Company and its subsidiaries, and certain financial information contained or incorporated by reference in the Disclosure Package and Final Prospectus; provided, that the letters delivered on the date of this Agreement and on the Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the date of this Agreement or the Closing Date, as the case may be.

(f) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements relating to Covance and its subsidiaries, and certain financial information contained or incorporated by reference in the Disclosure Package and Final Prospectus; provided, that the letters delivered on the date of this Agreement and on the Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the date of this Agreement or the Closing Date, as the case may be.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer of the Company, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in the form attached hereto as Exhibit D.

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date or as otherwise specified in Section 6.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Notes, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Notes, (ii) the list of Underwriters and their respective participation in the sale of the Notes, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, (fax no.: (212) 901-7881), Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Transaction Management, (fax no.: (704) 410-0326) and Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, by telephone at (800) 221-1037, or by email to newyork.prospectus@credit-suisse.com, or, if sent to the Company, will be mailed, delivered or telefaxed to F. Samuel Eberts III, Senior Vice President, Chief Legal Officer, Secretary, (fax no.: (336) 436-4177) and confirmed to it at 531 South Spring Street, Burlington, NC 27215, Attention: Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement, by and between Laboratory Corporation of America Holdings and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC (for themselves and the several Underwriters) as of the date hereof.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature pages follow]

Very truly yours,

Laboratory Corporation of America Holdings

By:	/s/ Glenn A. Eisenberg
Name:	Glenn A. Eisenberg
Title:	Chief Financial Officer

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Douglas Muller
Name:	Douglas Muller
Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

Credit Suisse Securities (USA) LLC

By:	/s/ Thomas L. Smith
Name:	Thomas L. Smith
Title:	Managing Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

Underwriting Agreement dated January 21, 2015

Registration Statement No. 333-200740

Representatives: Merrill Lynch, Pierce, Fenner & Smith

                                         Incorporated

                                     Wells Fargo Securities, LLC

                                 Credit Suisse Securities (USA) LLC

Title, Purchase Price and Description of Notes:

Title and Principal amount:

$500,000,000 of 2.625% Senior Notes due 2020 (the “2020 Notes”)

$500,000,000 of 3.200% Senior Notes due 2022 (the “2022 Notes”)

$1,000,000,000 of 3.600% Senior Notes due 2025 (the “2025 Notes”)

$900,000,000 of 4.700% Senior Notes due 2045 (the “2045 Notes” and together with the 2020 Notes, 2022 Notes and 2025 Notes, the “Notes”)

Purchase price (include accrued interest or amortization, if any):

99.2880% (2020 Notes)

99.2940% (2022 Notes)

99.2000% (2025 Notes)

98.3610% (2045 Notes)

Redemption provisions:

2020 Notes: The Company may at its option redeem some or all of the 2020 Notes at any time or from time to time prior to their maturity, at a redemption price equal to the greater of the principal amount of the 2020 Notes being redeemed plus accrued and unpaid interest to the redemption date and the Make-Whole Amount, as described in the Preliminary Prospectus, which includes a Make-Whole Spread.

If the Acquisition is not consummated on or prior to June 30, 2015, or the Merger Agreement is terminated at any time prior thereto, the Company must redeem all of the 2020 Notes at a redemption price of 101% of the aggregate principal amount of the 2020 Notes, subject to certain adjustments for interest payments due.

2022 Notes: The Company may at its option redeem some or all of the 2022 Notes at any time or from time to time prior to their maturity, at a redemption price equal to the greater of the principal amount of the 2022 Notes being redeemed plus accrued and unpaid interest to the redemption date and the Make-Whole Amount, as described in the Preliminary Prospectus, which includes a Make-Whole Spread.

If the Acquisition is not consummated on or prior to June 30, 2015, or the Merger Agreement is terminated at any time prior thereto, the Company must redeem all of the 2022 Notes at a redemption price of 101% of the aggregate principal amount of the 2022 Notes, subject to certain adjustments for interest payments due.

2025 Notes: The Company may at its option, at any time before November 1, 2024 (three months prior to maturity) redeem some or all of the 2025 Notes at any time or from time to time prior to their maturity, at a redemption price equal to the greater of the principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest to the redemption date and the Make-Whole Amount, as described in the Preliminary Prospectus, which includes a Make-Whole Spread.

On or after November 1, 2024 (three months prior to maturity) the Company may at its option redeem some or all of the 2025 Notes at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest to the redemption date.

If the Acquisition is not consummated on or prior to June 30, 2015, or the Merger Agreement is terminated at any time prior thereto, the Company must redeem all of the 2025 Notes at a redemption price of 101% of the aggregate principal amount of the 2025 Notes, subject to certain adjustments for interest payments due.

2045 Notes: The Company may at its option, at any time before August 1, 2044 (six months prior to maturity) redeem some or all of the 2045 Notes at any time or from time to time prior to their maturity, at a redemption price equal to the greater of the principal amount of the 2045 Notes being redeemed plus accrued and unpaid interest to the redemption date and the Make-Whole Amount, as described in the Preliminary Prospectus, which includes a Make-Whole Spread.

On or after August 1, 2044 (six months prior to maturity) the Company may at its option redeem some or all of the 2045 Notes at a redemption price equal to 100% of the principal amount of the 2045 Notes being redeemed plus accrued and unpaid interest to the redemption date.

If the Acquisition is not consummated on or prior to June 30, 2015, or the Merger Agreement is terminated at any time prior thereto, the Company must redeem all of the 2045 Notes at a redemption price of 101% of the aggregate principal amount of the 2045 Notes, subject to certain adjustments for interest payments due.

2

Other provisions:

Offer to repurchase upon a Change of Control Repurchase Event; covenants include limitation on Liens, limitation on Sale and Leaseback Transactions, limitation on Subsidiary Indebtedness and Preferred Stock, each as described in the Preliminary Prospectus.

Make-Whole Spread:

+ 20 basis points (2020 Notes)

+ 25 basis points (2022 Notes)

+ 30 basis points (2025 Notes)

+ 35 basis points (2045 Notes)

Selling Concession:

0.350% (2020 Notes)

0.375% (2022 Notes)

0.400% (2025 Notes)

0.500% (2045 Notes)

Reallowance Concession:

0.250% (2020 Notes)

0.250% (2022 Notes)

0.250% (2025 Notes)

0.350% (2045 Notes)

Closing Date, Time and Location: January 30, 2015 at 10:00 a.m. at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017

Type of Offering: Non-delayed

Date referred to in Section 5(i) on which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: January 30, 2015

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(e) at the Execution Time: None

3

SCHEDULE II

Underwriters	Principal Amount of $500,000,000 of 2.625% Senior Notes due 2020 to be Purchased	Principal Amount of $500,000,000 of 3.200% Senior Notes due 2022 to be Purchased	Principal Amount of $1,000,000,000 of 3.600% Senior Notes due 2025 to be Purchased	Principal Amount of $900,000,000 of 4.700% Senior Notes due 2045 to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$126,000,000	$125,000,000	$250,000,000	$226,800,000
Wells Fargo Securities, LLC	$125,000,000	$126,000,000	$252,000,000	$225,000,000
Credit Suisse Securities (USA) LLC	$90,000,000	$90,000,000	$180,000,000	$162,000,000
Barclays Capital Inc.	$21,500,000	$21,500,000	$43,000,000	$38,700,000
KeyBanc Capital Markets Inc.	$21,500,000	$21,500,000	$43,000,000	$38,700,000
Mitsubishi UFJ Securities (USA), Inc.	$21,500,000	$21,500,000	$43,000,000	$38,700,000
PNC Capital Markets LLC	$21,500,000	$21,500,000	$43,000,000	$38,700,000
TD Securities (USA) LLC	$21,500,000	$21,500,000	$43,000,000	$38,700,000
U.S. Bancorp Investments, Inc.	$21,500,000	$21,500,000	$43,000,000	$38,700,000
BNY Mellon Capital Markets, LLC	$10,000,000	$10,000,000	$20,000,000	$18,000,000
Credit Agricole Securities (USA) Inc.	$10,000,000	$10,000,000	$20,000,000	$18,000,000
Fifth Third Securities, Inc.	$10,000,000	$10,000,000	$20,000,000	$18,000,000

Total	$500,000,000	$500,000,000	$1,000,000,000	$900,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet filed pursuant to Rule 433 dated January 21, 2015

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-200740

January 21, 2015

PRICING TERM SHEET

$2,900,000,000

$500,000,000 2.625% Senior Notes due 2020

$500,000,000 3.200% Senior Notes due 2022

$1,000,000,000 3.600% Senior Notes due 2025

$900,000,000 4.700% Senior Notes due 2045

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement dated January 21, 2015.

Issuer:	Laboratory Corporation of America Holdings

Expected Ratings:*	[Intentionally Omitted.]

Trade Date:	January 21, 2015

Expected Settlement Date:	January 30, 2015 (T+7)

Security:	2.625% Notes due 2020 (the “2020 Notes”)	3.200% Notes due 2022 (the “2022 Notes”)	3.600% Notes due 2025 (the “2025 Notes”)	4.700% Notes due 2045 (the “2045 Notes”)

Principal Amount:	$500,000,000	$500,000,000	$1,000,000,000	$900,000,000

Maturity Date:	February 1, 2020	February 1, 2022	February 1, 2025	February 1, 2045

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2015	February 1 and August 1, commencing August 1, 2015	February 1 and August 1, commencing August 1, 2015	February 1 and August 1, commencing August 1, 2015

Coupon:	2.625%	3.200%	3.600%	4.700%

Price to Public:	99.888%	99.919%	99.850%	99.236%

Net Proceeds to Issuer (before expenses):	$496,440,000	$496,470,000	$992,000,000	$885,249,000

Benchmark Treasury:	1.625% due December 31, 2019	2.125% due December 31, 2021	2.250% due November 15, 2024	3.125% due August 15, 2044

Benchmark Treasury Price /Yield:	101-10 / 1.349%	103-00+ / 1.663%	103-13 / 1.868%	114-06 / 2.448%

Spread to Benchmark Treasury:	+ 130 basis points	+ 155 basis points	+ 175 basis points	+ 230 basis points

Reoffer Yield:	2.649%	3.213%	3.618%	4.748%

Make-Whole Spread:	+ 20 basis points	+ 25 basis points	+ 30 basis points	+ 35 basis points

Optional Redemption:

We may, at our option, redeem some or all of the 2020 Notes or the 2022 Notes at any time or from time to time, at a redemption price equal to the greater of 100% of the principal amount of each Note being redeemed plus accrued and unpaid interest to the redemption date, and the Make-Whole Amount.

We may, at our option, redeem some or all of the 2025 Notes or the 2045 Notes, in the case of the 2025 Notes, at any time or from time to time prior to November 1, 2024 (three months prior to their maturity date) or in the case of the 2045 Notes, at any time or from time to time prior to August 1, 2044 (six months prior to their maturity date), at a redemption price equal to the greater of 100% of the principal amount of each Note being redeemed plus accrued and unpaid interest to the redemption date, and the Make-Whole Amount.

On and after November 1, 2024 (three months prior to their maturity date), we may at our option redeem the 2025 Notes at any time or from time to time, either in whole or in part, and on and after August 1, 2044 (six months prior to their maturity date), we may at our option redeem the 2045 Notes at any time or from time to time, either in whole or in part, in each case at a redemption price equal to 100% of the principal amount of each Note to be redeemed, plus accrued and unpaid interest to the redemption date.

Special Mandatory Redemption:	In the event that we do not consummate the Acquisition on or prior to June 30, 2015, or the Merger Agreement is terminated at any time prior thereto, we will redeem all of the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2045 Notes, on the special mandatory redemption date at a redemption price equal to 101% of the principal amount of each series of Notes, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the special mandatory redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

CUSIP/ISIN:	50540R AR3 / US50540RAR30	50540R AP7 / US50540RAP73	50540R AQ5 / US50540RAQ56	50540R AS1 / US50540RAS13

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC Credit Suisse Securities (USA) LLC

Co-Managers:

Barclays Capital Inc.

KeyBanc Capital Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

PNC Capital Markets LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

BNY Mellon Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

Fifth Third Securities, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT A

[Form of Opinion of Hogan Lovells US LLP]

[—], 2015

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza

New York, New York 10020

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Credit Suisse Securities (USA) LLC

One Madison Avenue

New York, New York 10010

As Representatives of the several Underwriters

Re:	Laboratory Corporation of America Holdings

Ladies and Gentlemen:

This firm has acted as counsel to Laboratory Corporation of America Holdings, a Delaware corporation (the “Company”), in connection with the issuance of $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes”) and $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes” and together with the 20[—] Notes, 20[—] Notes and the 20[—] Notes, the “Notes”) pursuant to an Indenture dated as of November 19, 2010 (the “Indenture”) among the Company and U.S. Bank National Association, as trustee (the “Trustee”), and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes, dated as of [—], 2015, between the Company and the Trustee (together with the Indenture, the “20[—] Notes Indenture”) and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes, dated as of [—], 2015, between the Company and the Trustee (together with the Indenture, the “20[—] Notes Indenture”) and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes, dated as of [—], 2015, between the Company and the Trustee (together with the Indenture, the “20[—] Notes Indenture”) and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes, dated as of [—], 2015, between the Company and the Trustee (together with the Indenture, the “20[—] Notes Indenture” and, collectively with the 20[—] Notes Indenture, the 20[—] Notes Indenture and the 20[—] Notes Indenture, the “Notes Indentures”), and the sale of the Notes pursuant to an Underwriting Agreement dated [—], 2015 (the “Agreement”) among the Company and you, as Representatives of the several underwriters named in Schedule II thereto (the

“Underwriters”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 6(b)(i) of the Agreement in connection with the Closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Agreement have the meanings set forth in the Agreement, unless otherwise defined herein (including in Schedule 1 attached hereto). Certain other capitalized terms used herein are defined in Schedule 1 attached hereto.

For purposes of the opinions, which are set forth in paragraphs (a) through (m) below (the “Opinions”), and any other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the Opinions.

In our examination of the Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.

As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Company in connection with the Agreement.

For purposes of this opinion letter, we have assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture and the Notes Indentures, and has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Indenture and each of the Notes Indentures, against the Company, (ii) the Trustee has duly authorized, executed and delivered the Indenture and the Notes Indentures, (iii) the Trustee and the Company are validly existing and in good standing in all necessary jurisdictions (except for the Company in the State of Delaware), (iv) the Indenture and the Notes Indentures each constitute a valid and binding obligation, enforceable against the Trustee in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture or the Notes Indentures, and the conduct of all parties to the Indenture and the Notes Indentures has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties, that would, in either case, define, supplement or qualify the terms of the Indenture or either of the Notes Indentures. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

For purposes of the opinions set forth in paragraphs (k) and (m) below, we have further assumed that all orders, judgments, decrees, agreements and contracts would be interpreted in accordance with their plain meaning and that the meaning of terms in such agreements and contracts would be what lawyers generally understand them to mean under Applicable State Law (as defined below), notwithstanding that such agreements and contracts may be governed by the laws of a different jurisdiction.

The Opinions are based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the General Corporation Law of the State of Delaware (the “Corporation Act”), (ii) as to the opinions expressed in paragraphs (c), (d), (e), and (k)(ii), subject to the exclusions and limitations set forth in this opinion letter, internal New York law (“Applicable State Law”), (iii) as to the opinions expressed in paragraphs (e) and (i) the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the regulations promulgated thereunder, (iv) as to the opinions expressed in paragraphs (h), (i), and (j) the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder, (v) as to the opinions expressed in paragraph (j), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, (vi) as to the opinion expressed in paragraph (l), the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the regulations promulgated thereunder, and (vii) as to the opinion expressed in paragraph (k)(ii), subject to the exclusions and limitations set forth in this opinion letter, federal statutes and regulations (“Applicable Federal Law”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:

(a) The Company is validly existing as a corporation and in good standing as of the date of the Good Standing Certificate under the laws of the State of Delaware.

(b) The Company has the corporate power to execute, deliver and perform its obligations under the Agreement, the Indenture and the Notes Indentures, and to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

(c) The Notes have been duly authorized by the Company. The Notes, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the applicable Notes Indenture, and the Agreement, against payment therefor in accordance with the Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the applicable Notes Indenture and enforceable against the Company in accordance with their terms.

(d) The Agreement has been duly authorized, executed and delivered by the Company.

(e) The Indenture has been duly qualified under the Trust Indenture Act and the Indenture and the Notes Indentures have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(f) The Notes, the Indenture and the Notes Indentures conform as to legal matters in all material respects to the descriptions thereof set forth in the Prospectus under the captions “Debt Securities” and “Description of the Notes.”

(g) The information in the Prospectus under the captions “Debt Securities,” “Description of the Notes” and “U.S. Federal Income Tax Considerations”, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

(h) Based solely upon our review of the information regarding the Company provided through the EDGAR system on the Commission’s website, the Registration Statement became effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission. The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b).

(i) At the time the Registration Statement became effective and at the date hereof, the Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein and the Statements of Eligibility on Form T-1 of the Trustee, as to which we express no opinion), excluding the documents incorporated by reference therein, comply as to form in all material respects with the requirements of the Trust Indenture Act and the Securities Act and the applicable rules and regulations thereunder.

(j) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements and schedules included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the regulations thereunder.

(k) The execution, delivery and performance on the date hereof by the Company of the Agreement, the Indenture, the Notes Indentures and the Notes do not (i) violate the Corporation Act, or the Charter or Bylaws of the Company, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, or (iii) violate any of the Company Orders.

(l) The Company is not, and immediately following the issuance and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

(m) To our knowledge, except as otherwise described in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered under the Registration Statement, or to require the Company to file any other registration statement, as a result of the offer and sale of the Notes.

The opinions expressed in paragraphs (c) and (e) above with respect to the enforceability of the Notes, the Indenture and the Notes Indentures, shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions elsewhere set forth in this opinion letter, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act.

We express no opinion in this letter as to any other statutes, rules and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other statutes, rules and regulations may have on the opinions expressed herein). We express no opinion in this letter as to federal or state securities statutes, rules or regulations (except to the extent stated in paragraphs (e), (i), (j) and (l)), antitrust, unfair competition, banking, or tax (except to the extent stated in paragraph (g)) statutes, rules or regulations, or statutes, rules or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (c), (e), and (k) are based upon a review of only those statutes, rules and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Agreement.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours,

HOGAN LOVELLS US LLP

Schedule 1

1.	Executed copy of the Indenture.

2.	Executed copies of the Notes Indentures.

3.	Executed copy of the Agreement.

4.	The Registration Statement on Form S-3 (No. 333-200740) (the “Registration Statement”).

5.	The base Prospectus included in the Registration Statement as supplemented by the final Prospectus Supplement dated [•], 2015, as filed pursuant to Rule 424(b)(5) under the Securities Act (including the documents incorporated by reference therein, the “Prospectus”).

6.	Memorandum to the file regarding review of the information regarding the Company provided through the EDGAR system on the website of the Securities and Exchange Commission (the “Commission”) to confirm (i) the effectiveness of the Registration Statement, and (ii) the absence of stop orders suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus.

7.	The Amended and Restated Certificate of Incorporation of the Company (the “Charter”), as certified by the Secretary of State of the State of Delaware on [•], 2015 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

8.	The by-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

9.	A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated [•], 2015 (the “Good Standing Certificate”).

10.	Certain resolutions of the Board of Directors of the Company adopted at meetings held on October 13, 2010 and December 3, 2014, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating, among other things, to authorization and preparation of the Registration Statement and the Prospectus, authorization and issuance of the Notes, and authorization of the Agreement and the Indenture and arrangements in connection therewith.

11.	A specimen copy of the global note representing the Notes.

12.	A certificate of certain officers of the Company, dated the date hereof, as to certain facts relating to the Company.

13.	A certificate of the Secretary of the Company, dated [•], 2015, as to the incumbency and signatures of certain officers of the Company.

14.	A certificate of certain officers of the Company, dated the date hereof, provided in accordance with Section 12.07 of the Indenture.

15.	A certificate of certain officers of the Company, dated the date hereof, provided in accordance with Section 6(d) of the Agreement.

16.	The following court or administrative orders, judgments and decrees naming the Company (the “Company Orders”):

No items in these categories have been provided to us and identified as items which we should review in connection with rendering this opinion. We have been authorized to provide you with a copy of the Company Officers’ Certificate to the effect that there are no court or administrative orders, judgments, or decrees that name the Company and are specifically directed to it or any of its property.

EXHIBIT B

[Form of 10b-5 Letter of Hogan Lovells US LLP]

[—], 2015

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza

New York, New York 10020

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Credit Suisse Securities (USA) LLC

One Madison Avenue

New York, New York 10010

As Representatives of the several Underwriters

Re:	Laboratory Corporation of America Holdings

Ladies and Gentlemen:

This firm has acted as counsel to Laboratory Corporation of America Holdings, a Delaware corporation (the ”Company”), in connection with the issuance of $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due [—], 20[—] (the “20[—] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due [—], 20[—] (the “20[—] Notes”) and $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes” and together with the 20[—] Notes, 20[—] Notes and the 20[—] Notes, the “Notes”) pursuant to an Indenture dated as of November 19, 2010 among the Company and U.S. Bank National Association, as trustee (the “Trustee”), and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes dated as of [—], 2015, between the Company and the Trustee, and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes dated as of [—], 2015, between the Company and the Trustee, and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes dated as of [—], 2015, between the Company and the Trustee, and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes dated as of [—], 2015, between the Company and the Trustee, and the sale of the Notes pursuant to an Underwriting Agreement dated [—], 2015 (the “Agreement”) among the Company and you, as Representatives of the several underwriters named in Schedule II thereto (the “Underwriters”). This letter is furnished to you pursuant to the requirements set forth in Section 6(b)(ii) of the Agreement in connection with the closing thereunder on the date hereof (the “Closing”).

During the course of our professional engagement, we reviewed the Registration Statement on Form S-3 (No. 333-200740) (such Registration Statement, including the documents incorporated by reference therein, the “Registration Statement”), the documents listed on Schedule A hereto (those documents listed on Schedule A, the “Pricing Disclosure Package”), the base Prospectus, dated December 4, 2014 (the “Base Prospectus”), and the final Prospectus Supplement, dated [—], 2015 (the “Final Prospectus Supplement”), as filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such Base Prospectus and Final Prospectus Supplement, together with the documents incorporated by reference therein, the “Prospectus”) and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement, the Pricing Disclosure Package, and the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package, and the Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i)	the Registration Statement, as of the date of the Agreement and insofar as it relates to the offering of the Notes, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)	the Prospectus, as of its date and insofar as it relates to the offering of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)	the Pricing Disclosure Package, as of 4:55 P.M (New York City time) on [—], 2015, (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), insofar as it relates to the offering of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)	there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package, or the Prospectus, other than those disclosed therein; or

(v)	there are any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed;

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter is being furnished by us only to you in connection with the Closing under the Agreement on the date hereof, is solely for your benefit in your capacity as Underwriter, and should not be quoted in whole or in part or otherwise be used, relied upon, or referred to, for any other purpose or by any other person (including any person purchasing any of the Notes from you), and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours,

HOGAN LOVELLS US LLP

Schedule A

1.	Base Prospectus dated December 4, 2014 (relating to the Company’s debt securities generally), including the documents incorporated by reference therein, as supplemented by the Preliminary Prospectus Supplement dated January [21], 2015 (relating to the Notes).

2.	Final Term Sheet, dated January [21], 2015.

EXHIBIT C

[Form of Opinion of F. Samuel Eberts III, Chief Legal Officer for the Company]

[—], 2015

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza

New York, New York 10020

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Credit Suisse Securities (USA) LLC

One Madison Avenue

New York, New York 10010

As Representatives of the several Underwriters

Re:	Laboratory Corporation of America Holdings

Ladies and Gentlemen:

I am the Senior Vice President, Chief Legal Officer and Secretary of Laboratory Corporation of America Holdings (the “Company”), a Delaware Corporation, and have acted as counsel in connection with the issuance of $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes”), $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes”) and $[—] aggregate principal amount of the Company’s [—]% Senior Notes due 20[—], 20[—] (the “20[—] Notes” and together with the 20[—] Notes, the 20[—] Notes and the 20[—] Notes, the “Notes”) pursuant to an Indenture dated as of November 19, 2010 (the “Indenture”) among the Company and U.S. Bank National Association, as trustee (the “Trustee”), and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes, dated as of [—], 2015, between the Company and the Trustee (together with the Indenture, the “20[—] Notes Indenture”), and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes, dated as of [—], 2015, between the Company and the Trustee (together with the Indenture, (“20[—] Notes Indenture”), and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes, dated as of [—], 2015, between the Company and the Trustee (together with the Indenture, the “20[—] Notes Indenture”) and, in the case of the 20[—] Notes, the Supplemental Indenture for the 20[—] Notes, dated as of [—], 2015, between the Company and the Trustee (together with the Indenture, the “20[—] Notes Indenture” and, collectively with the 20[—] Notes Indenture, the 20[—] Notes Indenture and the 20[—] Notes Indenture, the “Notes Indentures”), and the sale of the Notes pursuant to an Underwriting Agreement, dated [—], 2015 (the “Agreement”) among the Company and you, as Representatives of the several underwriters named in Schedule II thereto (the “Underwriters”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 6(b)(iii) of the Agreement in connection with the Closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Agreement have the meanings set forth in the Agreement, unless otherwise defined herein.

In rendering the opinions set forth below, I, or lawyers under my supervision, have examined (i) an executed copy of the Agreement, (ii) the Registration Statement on Form S-3 (No. 333-200740) (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”), (iii) the Base Prospectus, dated December 4, 2014, and the Final Prospectus, dated [—], 2015 (together, the “Prospectus”), (iv) the Indenture and the Notes Indentures and (v) the Disclosure Package. In addition, I have examined copies of such other records and documents of the Company, copies of public documents, certificates of officers of the Company and public officials, and such other documents as I have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

In my examination, I have assumed the genuineness of all signatures (other than those of the Company), the legal capacity of natural persons, the authenticity of all corporate records, documents, instruments and certificates submitted to me as originals and the conformity to authentic original corporate records, documents, instruments and certificates of all corporate records, documents instruments and certificates submitted to me as certified, conformed or photostatic copies. As to questions of fact material to my opinions, I have relied upon the factual matters contained in the representations and warranties of the Company and upon statements and/or certificates of officers of the Company.

I have further assumed that you have the power and authority and have taken the corporate action necessary to perform the services required by you in the Agreement, and that no approvals, waivers, filings, notices or consents, governmental or non-governmental, are required for the valid execution, delivery and performance by you of the Agreement, and that the Agreement constitutes your legal, valid and binding obligation.

As used in this letter, the phrase “to my knowledge” means my actual knowledge. Nothing herein shall be construed to cause me to be considered an “expert” within the meaning of Section 11 of the Securities Act of 1933, as amended.

The opinions expressed herein are limited to the laws and regulations of the United States of America and the General Corporation Law of the State of Delaware (the “GCL”).

Based upon the foregoing and subject to the qualifications set forth above and hereinafter, I am of the opinion that:

(a) The Company and each subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as described in the Registration Statement, the Disclosure Package and the Prospectus and (iii) is duly qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects or any other security interest.

(b) The execution, delivery and performance of the Agreement, the Indenture and the Notes Indentures by the Company (i) have been duly authorized by all requisite corporate and, if required, stockholder action of the Company and (ii) will not violate (A) any provision of law, statute, rule or regulation of the United States of America or the GCL or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any subsidiary, (B) any order of any federal governmental agency or state governmental agency or (C) to my actual knowledge, any provision of any indenture, agreement or other instrument to which the Company or any subsidiary is a party or by which any of them or any of their property is bound, the effect of which could reasonably be expected to (1) result in a Material Adverse Effect or would adversely affect the ability of the Company to perform its obligations under the Indenture, the Notes Indentures or the Agreement, or would otherwise be material in the context of the sale of the Notes, (2) to my actual knowledge, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, the effect of which could reasonably be expected to result in a Material Adverse Effect or would adversely affect the ability of the Company to perform its obligations under the Indenture, the Notes Indentures or the Agreement, or would otherwise be material in the context of the sale of the Notes or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned by the Company or any subsidiary.

(c) No action, consent or approval of, registration or filing with or any other action by any court, federal governmental agency or body, or to the extent required under state law, any state governmental agency, is required for the due execution, delivery and performance by the Company of the Agreement, the Indenture or the Notes Indentures, except for (i) such as have been obtained under the Securities Act of 1933, as amended and any applicable state securities or blue sky laws and (ii) such consents, approvals, authorizations, orders or filings that have been obtained.

(d) Except as disclosed in the Registration Statement, to my actual knowledge, there are not any actions, suits or proceedings at law or in equity or by or before any federal governmental agency or state governmental agency now pending or threatened against or affecting the Company or any subsidiary that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Notes Indentures or the Agreement or which are otherwise material in the context of the sale of the Notes.

I am a member of the bar of Illinois and do not express any opinion as to matters governed by any other laws other than the Federal laws of the United States of America and the GCL. This opinion is rendered only with respect to laws, and rules, regulations and orders thereunder, which are currently in effect.

I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without my prior written consent.

Sincerely,

F. Samuel Eberts III
Senior Vice President, Chief Legal Officer
and Secretary

EXHIBIT D

LABORATORY CORPORATION OF AMERICA HOLDINGS

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

January [—], 2015

Reference is hereby made to the Underwriting Agreement, dated January [—], 2015 (the “Underwriting Agreement”), between Laboratory Corporation of America Holdings (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named on Schedule II thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Glenn A. Eisenberg, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 6(i) of the Underwriting Agreement that after reasonable inquiry by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.	The items marked with a “A” on pages of the Form 8-K filed on November 3, 2014 and incorporated by reference in the [Preliminary Prospectus] [Final Prospectus] attached as Exhibit A to this certificate (a) were derived from the Company’s due diligence and analyses performed in connection with the Acquisition (as defined in the Underwriting Agreement) and (b) were prepared by the Company in good faith and based upon the best information available to the Company.

2.	The items marked with a “B” on pages of the Form 8-K filed on November 3, 2014 and incorporated by reference in the [Preliminary Prospectus] [Final Prospectus] attached as Exhibit A to this certificate (a) were derived from the accounting books and records of the Company and Covance, (b) fairly presented, in all material respects, the Company’s calculation of the aforementioned information for the period presented, (c) were, as of their date, a true and accurate measurement of the data purported to be represented for the periods presented, in all material respects, (d) were derived from the Company’s due diligence and analyses performed in connection with the Acquisition (as defined in the Underwriting Agreement) and (e) were prepared by the Company in good faith and based upon the best information available to the Company. We note that Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures and therefore were not prepared in accordance with GAAP.

IN WITNESS WHEREOF, I, have signed this certificate as of the date first written above.

Laboratory Corporation of America Holdings

By:
Name:	Glenn A. Eisenberg
Title:	Chief Financial Officer

[Signature Page to the Chief Financial Officer’s Certificate]

Annex A

Significant Subsidiaries of the Company

LABORATORY CORPORATION OF AMERICA HOLDINGS

VIRO-MED LABORATORIES, INC.

LABCORP BVBA

NATIONAL GENETICS INSTITUTE

LABORATORY CORPORATION OF AMERICA

IDX PATHOLOGY INC.

LABWEST, INC.

DYNACARE LABORATORIES INC.

SW/DL LP

LABCORP TENNESSEE, LLC

DYNACARE NORTHWEST INC.

SW/DL LP

UNITED/DYNACARE LLC

LAB DELIVERY SERVICES OF NYC, INC.

LABCORP LIMITED

DIANON SYSTEMS, INC.

DECISION DIAGNOSTIC LLC

NEW MOLECULAR DIAGNOSTICS LLC

PERSYS TECHNOLOGY, INC.

ESOTERIX, INC.

COLORADO COAGULATION, INC.

CYTOMETRY ASSOCIATES, INC.

ENDOCRINE SCIENCES, INC.

LITHOLINK CORPORATION

NEW IMAGING DIAGNOSTICS LLC

PROTEDYNE CORPORATION

HHLA LAB-IN-AN-ENVELOPE LLC

HOME HEALTHCARE LABORATORY OF AMERICA LLC

DIAGNOSTIC SERVICES, INC.

PA LABS, INC.

CENTREX CLINICAL LABORATORIES, INC.

PATH LAB, INC.

ACCUPATH DIAGNOSTIC LABORATORIES, INC.

NWT, INC.

TANDEM LABS, INC.

LABCORP DEVELOPMENT COMPANY

THE BIOMARKER FACTORY, LLC

FIRSTSOURCE LABORATORY SOLUTIONS, INC.

LABCORP DIALYSIS SERVICES, INC.

ESOTERIX GENETIC LABORATORIES, LLC

LABCORP JAPAN GK

ESOTERIX GENETIC COUNSELING, LLC

LABCORP SPECIALTY TESTING BILLING SERVICES, INC.

BEACON LABORATORY BENEFIT SOLUTIONS, INC.

MONOGRAM BIOSCIENCES, INC.

MONOGRAM BIOSCIENCES UK LIMITED

CORRELAGEN DIAGNOSTICS, INC.

DCL ACQUISITION, INC.

DCL SUB, LLC

DCL MEDICAL LABORATORIES, LLC

CELLMARK FORENSICS, INC.

ORCHID CELLMARK ULC

ORCHID CELLMARK LIMITED (UK)

LCAH CLIPPER LP

CLIPPER HOLDINGS, INC.

3065619 NOVA SCOTIA ULC

DYNACARE COMPANY

DYNACARE HOLDCO LLC

EXECMED HEALTH SERVICES, INC.

896988 ONTARIO, INC.

DYNACARE REALTY, INC.

GLEN AMES LLP

DYNACARE GP, INC.

DYNACARE LABORATORIES LIMITED PARTNERSHIP

2248848 ONTARIO

CANNAMM LIMITED PARTNERSHIP

CANNAMM GP, INC.

3257959 NOVA SCOTIA

DL HOLDINGS, LP

DYNALIFEDX

DYNALIFEDX INFRASTRUCTURE, INC.

DYNACARE GAMMA LABORATORY PARTNERSHIP

GAMMA-DYNACARE CENTRAL MEDICAL LABORATORIES GP, INC.

GAMMA-DYNACARE CENTRAL MEDICAL LABORATORY LIMITED PARTNERSHIP

LDS DIAGNOSTIC LABORATORIES, INC.

2089729 ONTARIO INC.

GDML MEDICAL LABORATORIES, INC.

3901858 CANADA INC.

CLEARSTONE HOLDINGS (INTERNATIONAL) LTD

LABCORP CENTRAL LABORATORIES (CANADA) INC.

CLEARSTONE CENTRAL LABORATORIES (US) INC.

LABCORP CENTRAL LABORATORIES (SINGAPORE) PTE. LTD

CZURA THORNTON (HONG KONG) LIMITED

LABCORP CENTRAL LABORATORIES (CHINA) INC.

MEDTOX SCIENTIFIC, INC.

PRINCETON DIAGNOSTIC LABORATORIES OF AMERICA, INC.

MEDTOX DIAGNOSTICS, INC.

MEDTOX LABORATORIES, INC.

NEW BRIGHTON BUSINESS CENTER, LLC.

5996601 MANITOBA LTD.

8165335 CANADA INC.

834596 CANADA, INC.

9279-3280 QUEBEC INC.

GENESCREEN, INC.

KALEIDA LABCORP, LLC

IMPACT GENETICS, INC.

LIPOSCIENCE, INC.

LABORATOIRE BIO-MEDIC INC.

MEDAXIO INSURANCE MEDICAL SERVICES GP INC.

MEDAXIO INSURANCE MEDICAL SERVICES LP

NEON MERGER SUB INC.

RELIAGENE TECHNOLOGIES, INC.